                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------
                               COI SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                          86-0884116
(State or other jurisdiction of                    (Employer Identification No.)
 incorporation or organization)

                                6365 N.W. 6th Way
                                    Suite 160
                          Fort Lauderdale Florida.33309

          (Address of principal executive offices, including zip code.)

                                 (954) 252.2252
          (Telephone number, including area code, of agent for service)

                               -------------------

                                             CALCULATION OF REGISTRATION FEE

============================= ===================== ====================== ===================== =====================
                                                          Proposed               Proposed
    Title of securities           Amount to be         offering price       maximum aggregate         Amount of
      to be registered             registered           per share (1)       offering price (1)     registration fee
.............................. ..................... ...................... ..................... .....................
Common stock,                      2,087,500
   $.001 par value                   shares                 $1.18               $2,463,250               $227
============================= ===================== ====================== ===================== =====================


(1)      The registration fee was computed in accordance with Rule 457(h).

REOFFER/RESALE PROSPECTUS

                               COI SOLUTIONS, INC.

                 2,087,500 SHARES COMMON STOCK ($.001 PAR VALUE)

         This prospectus is being used in connection with the reoffer or resale from time to time of up to 2,087,500 shares of our common stock by certain employees and consultants of the Company (named under the caption and hereafter referred to as "Selling Shareholders"). The Selling Shareholders acquired the common stock as compensation for services provided to COi Solutions, Inc.

         The Selling Shareholders may sell the common stock from time to time in one or more transactions (which may involve one or more block transactions) in sales occurring in the public market, in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale, at negotiated prices or at fixed prices, which may be changed. Some or all of the shares of common stock may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholder and/or the purchasers of the shares for whom they may act as broker or agent (which discounts, fees or commissions may be in excess of those customary in the type of transaction involved). However, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

         All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other selling expenses incurred by the Selling Shareholder will be borne by him. The shares of common stock are being sold by the Selling Shareholders acting as principal for their own account. We will not be entitled to any of the proceeds from such sales.

         The Selling Shareholder and any dealer acting in connection with the offering of any of the common stock or any broker executing selling orders on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. In such event, any profit on the sale of any or all of the shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "COII." On June 25, 2002, the closing price of the common stock as reported on the OTC Bulletin Board was $1.18 per share.

                              --------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 26, 2002

                                TABLE OF CONTENTS

                                                                           Page

Available Information........................................................3
Incorporation of Certain Documents by Reference..............................4
The Company..................................................................5
Risk Factors.................................................................5
Use of Proceeds..............................................................7
Selling Shareholder..........................................................8
Plan of Distribution.........................................................8
Legal Matters................................................................9
Liability of Directors and Officers, Indemnification.........................9
Special Note Regarding Forward-Looking Statements...........................10

                              --------------------

         Our principal executive offices are located at 6365 N.W. 6th Way Suite 160, Fort Lauderdale, Florida 33309, and our telephone number is (954) 252-2252. The information in our Web site is not incorporated by reference into this prospectus. Any reference in this prospectus to "we" or "our" is a reference to COI Solutions.

         The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of the prospectus.

                              AVAILABLE INFORMATION

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). This prospectus does not contain all of the information set forth in the registration statement to which it relates, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is hereby made to the copy of the document filed as an exhibit to the registration statement.

         The registration statement described above, its exhibits, and the reports, proxy statements, and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Commission's Public Reference Section at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed at the Commission's home page or the Internet at http:/www.sec.gov. The Commission maintains a web site, the address of which is http:/www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Innovative, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December, 31, 2001.

         (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

         (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

         All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, 6365 N.W. 6th Way Suite 160, Fort Lauderdale Florida.33065

                                   THE COMPANY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE.

         COi Solutions, Inc. was incorporated under the laws of the State of Nevada on August 1, 1997. We have one operating subsidiary named TeleMedica Group.com Ltd (TMG), also a Nevada company.

         We initially concentrated on providing consulting services in the area of Internet based solutions, predominately in the health care sector. Our strategy evolved from consultative services to the building and operating of Internet platforms for the distribution of health care and related products and services known as e-healthcare.

         We are now in the business of acquiring, creating, and developing companies engaged in the provision of healthcare and health related services (such as insurance) via the Internet or other electronic networking methods. We do not intend to combine with private companies in manners which may cause it to be deemed an investment company subject to the Investment Company Act of 1940.

         Through our TMG subsidiary, we have developed a comprehensive health insurance product targeted at the international expatriate community. This health insurance product was developed in conjunction with AXA, a well regarded international health insurance underwriter. We have also established a network of brokers in Europe, Asia and North America to distribute the product.

         In addition, we have begun work on developing a web based platform to authorize brokers and distribute insurance collateral information. This platform will also be used to process electronic payments, and ultimately to collect, store and update health information records for our health insurance clients.

         We are also engaged in talks with iCura International Limited, a Hong Kong based insurance administration company and have negotiated a Letter of Intent to acquire iCura and its list or "book" of Life Insurance customers. This will provide incremental existing revenue and a loyal market to cross-sell our health insurance product.

         We continue to seek out financing and personnel to assist COi's infrastructure, sales and marketing systems, and strategic relationships in order to bring our products and services to the marketplace. Our business is in the development stages, and there are no guarantees that COi will successfully raise sufficient capital, attract management and other personnel, and be able to develop product platforms, partner relationships, R&D capabilities, marketing channels and delivery methods for its e-healthcare products and services.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. INVESTING IN COI'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD MATERIALLY HARM COI'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY WHICH MAY NOT BE A RELIABLE BASIS FOR EVALUATING OUR PROSPECTS.

         COi Solutions was founded in 1997 as a consulting company offering the Telecommunications / E-Business skills and experience of the principal founders to clients in the finance, retail, travel / tourism and healthcare industries. The company provided customized networking solutions that were critical to the success of our clients' business models. These projects ranged from an automated

"text to speech" platform for a New York based broker, a Destination Management System design for a Caribbean Resort developer and an Internet based platform for a Global E-Healthcare Services provider. These contracts generated over $3.5 Million in consulting revenues between 1997 and 2000.

         In 2000, the company decided to apply its experience in the burgeoning E-Healthcare Industry and become an E-Health Service Provider. This plan to shift from being a consultant to a service provider began with the development its own Internet based platform to deliver a progressive suite of healthcare applications to the underserved global expatriate marketplace. The first phase has been to design and market health insurance, and then to progress to providing access to other services such as a secure electronic health record, healthcare remote diagnostic / advisory tools, healthcare reservations management, etc. In all of its activities and projects the Company has partnered with experts in the healthcare and insurance sectors and provided its expertise to design and build the Internet based infrastructure for service delivery.

         The Company has a Letter of Intent to acquire iCura International, a Hong Kong based health and life insurance administration company. Subject to due diligence, this relationship will bring existing revenues, proven processes and a loyal customer base for cross sell and up sell of future health care products and services. The mature book of business brought by iCura International will lower the potential risks to future operations of the Company.

         We continue to be a development stage company with a limited operating history upon which the investor can evaluate us and our potential in the e-healthcare business. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets like ours. Our failure to successfully address these risks and uncertainties could have a material adverse effect on our financial condition

WE EXPECT FUTURE LOSSES.

         To date, we have generated no revenues from operations, and have had net losses. We may be unable to be profitable, and if we are, we may not maintain profitability in the future.

WE WILL REQUIRE ADDITIONAL CAPITAL WHICH MAY NOT BE AVAILABLE TO US.

         Our expansion and development plans will consume substantial amounts of capital. We must raise significant additional funds through debt or equity financing. We also anticipate that our funding needs will continue into the future. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing Shareholders may result. If funding is insufficient at any time, we may be unable to produce our programs, develop or enhance our libraries or services, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business. Our capital requirements will depend upon many factors, including, but not limited to:

         o        the rate at which we develop our operations; and
         o the extent to which we develop and brand our products and services.

WE MAY BE UNABLE TO RECRUIT AND RETAIN THE PERSONNEL WE NEED TO SUCCEED.

         We may be unable to retain our key employees and key sales affiliates or attract, assimilate or retain other highly qualified employees and sales affiliates in the future. Our future success depends on our ability to attract, retain and motivate highly skilled employees and sales affiliates. Particularly, if we do not succeed in attracting new personnel or retaining and motivating our current personnel, it may be difficult for us to manage our business and meet our objectives.

WE ARE DEPENDENT ON OUR KEY MANAGEMENT PERSONNEL FOR OUR FUTURE SUCCESS.

         Our future success depends to a significant extent on the efforts and ability of our management team. The departure of any of our officers or key employees could harm our ability to implement our business plan.

OUR OFFICERS AND DIRECTORS HAVE SIGNIFICANT INFLUENCE OVER US.

         Our executive officers and directors, in the aggregate, beneficially own a significant percentage of our common stock. These Shareholders may be able to exercise control over all matters requiring approval by our Shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of us, which could have a material adverse effect on our stock price.

WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time consuming, resulting in costly litigation and diversion of technical and management personnel, cause delays in the development and release of new products or services, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could harm our business.

OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR BRAND AND OUR BUSINESS.

         We will need to rely on a combination of trademark and copyright law and trademark protection. Despite our efforts, we cannot be sure that we will be able to prevent misappropriation of our intellectual property. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of our resources away from the operation of our business.

RISKS RELATED TO THE INTERNET INDUSTRY

OUR BUSINESS WILL SUFFER IF WE FAIL TO ADAPT TO EVOLVING STANDARDS AND TECHNOLOGIES.

         The standards and technologies that make up data acquisition and delivery will evolve and change over time. We must adapt our services to maintain compatibility in the future to assure that we can continue to deliver high quality services in the sports industry. Our inability to deliver high quality services would lead to a decline in the demand for our services.

THIRD PARTY BREACHES OF DATABASE SECURITY COULD DISRUPT OUR OPERATIONS AND INCREASE OUR CAPITAL EXPENDITURES.

         A party who is able to circumvent our security measures could misappropriate proprietary database information or cause interruptions in our operations. As a result we may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches, which could harm our business.

                                 USE OF PROCEEDS

         This prospectus relates to shares of common stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the common stock but will pay all expenses related to the registration of the shares.

                               SELLING SHAREHOLDER

         The Selling Shareholders whose shares are covered by this prospectus includes our President, a past president and a current director of the company. The following table shows the name of the Selling Shareholders and the position he/she has held with us during the past three years, the number of shares of our common stock that he/she beneficially owned as of June 25, 2002, the number of shares of common stock covered by this prospectus, and the number of shares of common stock the Selling Shareholder will hold if he sells all of the shares offered by this prospectus.


         Selling                Position with         Beneficial Ownership         Shares       Beneficial Ownership
      Shareholders               the Company            Before Offering           Offered          After Offering
      ------------               -----------            ---------------           -------          --------------
Geeta Naipaul-Denton       Director/President             212,500 (1)             212,500                 0
Gary W. Evans              Director/Treasurer             612,500 (2)             462,500              150,000
Robert G. Jones            Director/Chairman              612,500 (3)             462,500              150,000
Robert W. Wilder           Consultant                     800,000 (4)             800,000                 0
Gavin N. Tyndale           Consultant                       300,000               300,000                 0
Barton Peck                Consultant                       275,046               100,000              175,046


(1) Includes 62,500 shares underlying options which are immediately exercisable.

(2) Includes 62,500 shares underlying options which are immediately exercisable.

(3) Includes 62,500 shares underlying options which are immediately exercisable.

(4) Includes 62,500 shares underlying options which are immediately exercisable.

                              PLAN OF DISTRIBUTION

         Since the Selling Shareholders may from time to time offer all or part of the shares, and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares to be offered for sale by the Selling Shareholders.

         The Selling Shareholders may sell or distribute some or all of the shares offered by this prospectus from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) in sales occurring in the public market, in privately negotiated transactions (including sales pursuant to pledges) or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. Some or all of the shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent. Such discounts, concessions or commissions as to a particular broker, dealer or agent might be in excess of those customary in the type of transaction involved. This prospectus also may be used, with our consent, by donees of the Selling Shareholder, or by other persons acquiring shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for a period of five business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Shareholder. All of the foregoing may affect the marketing of the common stock.

         The Selling Shareholder and any dealer acting in connection with the offering of any of the shares or any broker executing selling orders on behalf of the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Innovative by Jonathan D. Leinwand, P.A. No members of Jonathan D. Leinwand, P.A., own any beneficial interest in the Company.

              LIABILITY OF DIRECTORS AND OFFICERS, INDEMNIFICATION

As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company, against expenses actually and reasonably incurred by them in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, with respect to our business, financial condition and results of operations. When used in this prospectus, the words "may," "will," "intends," "plans," "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. The forward-looking statements included herein are subject to risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Innovative undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December, 31, 2001.

         (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

         (3) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

         All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"). Holders of the Common Stock have one vote per share on each matter submitted to a vote of stockholders, the right to receive such dividends, if any, as may be declared by the Board of Directors out of assets legally available therefore and the right to receive net assets in liquidation after payment of all amounts due to creditors and all preferential amounts due to holders of any preferred stock. Holders of the Common Stock have no conversion rights and are not entitled to any preemptive or subscription rights. The Common Stock is not subject to redemption or any further calls or assessments. The Common Stock has noncumulative voting rights in the election of directors.

         The Common Stock is traded in the over-the-counter market (the "OTC Bulletin Board") and quoted under the symbol "COII".

ITEM 5.  INTEREST OF NAMED EXPRES AND COUNSEL

         None.

ITEM 6.  INDEMINIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the provisions of the Nevada Revised Statutes (the "NRS"), the Company has the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interest of the Company and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Company must indemnify a director, officer, employee or agent of the Company who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent of the Company, against expenses actually and reasonably incurred by them in connection with the defense.

         The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

         The NRS also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the Company has the authority to indemnify them against such liability and expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The restricted shares of common stock that may be reoffered or resold under this registration statement were issued to the selling shareholder in reliance upon the exemption afforded under Section 4(2) of the Securities Act. The selling shareholder was provided information about the Registrant or had access to such information, and the investor was provided the opportunity to ask questions of Registrant's management concerning the information provided or made available. The certificates representing the shares bears a legend accordingly.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page 13.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any additional or changed material information on the plan of distribution.

                  (2) For the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's periodic reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on June 26, 2002.

                                               COi Solutions, INC.

                                               By: /s/ Geeta Naipaul-Denton
                                               ---------------------------------
                                               Geeta Naipaul-Denton
                                               President/Director

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                              Title                       Date
     ---------                              -----                       ----

/s/ Geeta Naipaul-Denton            President (principal           June 26, 2002
-----------------------------       executive officer)
Geeta Naipaul-Denton                and Director

/s/ Robert Jones                    Director/Chairman              June 26, 2002
-----------------------------
Robert Jones

/s/ Gary W. Evans                   Chief Financial Officer/       June 26, 2002
-----------------------------       Treasurer/Director
Gary W. Evans

                                  Exhibit Index

Exhibit Number                      Description

3.1*              Initial Articles of Incorporation, as filed August 1, 1997.

3.2*              Bylaws.

3.3*              Articles of Amendment to the Articles of Incorporation,  as
                           filed on August 23, 1997.

3.4*              Articles of Amendment to the Articles of Incorporation, as
                           filed on November 20, 1998.

5.1               Opinion of Jonathan D. Leinwand, P.A.

10.1*             Associate Agreement between World Telehealth Corporation and the Company.

10.2*             Management Agreement between World Telehealth Corporation and the Company.

10.3*             Addendum Agreement between World Telehealth Corporation and the Company.

10.4*             Associate Agreement between TeleMedica Group and the Company.

23.1              Consent of Marvin Seidman, CPA

23.2 Consent of Jonathan D. Leinwand, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

99.1*             1999 Non-Qualified Stock Option Plan.

99.2*             1999 Qualified Stock Option Plan.

*    Previously filed.